EXHIBIT 32.2

                              CAVIT SCIENCES, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned Chief Financial Officer of Cavit Sciences, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 (the "Report") fully complies with the requirements of
Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By: /s/ Julio De Leon
   ----------------------------------
   Julio De Leon
   President, Chief Financial Officer

Date: May 21, 2007